UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2013 annual meeting of the holders of the common stock of Schawk, Inc. (the “Company”) held on May 15, 2013, stockholders elected each of the director nominees to the Company’s board of directors.  The results of the voting on the election of directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Clarence W. Schawk	18,468,672	6,070,410	—
David A. Schawk	21,704,979	2,834,103	—
A. Alex Sarkisian	21,235,315	3,303,767	—
Leonard S. Caronia	20,669,256	3,869,826	—
Hollis W. Rademacher	21,715,869	2,823,213	—
John T. McEnroe	18,207,049	6,332,033	—
Michael G. O’Rourke	24,321,805	217,277	—
Stanley N. Logan	24,322,512	216,569	—
Patrick J. O’Brien	24,409,291	129,791	—

Each nominee for director was elected for a one-year term of office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: May 20, 2013	By:	/s/Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer